UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 8, 2009

Verigy Ltd.

(Exact name of registrant as specified in its charter)

Singapore	000-52038	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

Verigy Ltd.

No. 1 Yishun Ave. 7

Singapore 768923

(Address of principal executive offices, including Zip Code)

+65 6755-2033

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Expected Financial Results Update

On July 8, 2009, Verigy Ltd. (the “Company”) issued a press release updating its expectations for its financial results for the third fiscal quarter ending July 31, 2009. A copy of the Company’s press release is furnished as Exhibit 99.1.

The information contained in Item 7.01 of this Current Report and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

Proposed Convertible Note Offering

On July 8, 2009, the Company also issued a press release announcing its intention to offer $110 million aggregate principal amount of convertible senior notes due 2014, subject to market conditions and other factors. A copy of the Company’s press release is filed herewith as Exhibit 99.2.

The Company has updated its disclosure regarding its risk factors. The revised disclosure is filed herewith as Exhibit 99.3 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Text of press release issued by Verigy Ltd. on July 8, 2009, regarding update of certain third quarter 2009 financial information.

99.2	Text of press release issued by Verigy Ltd. on July 8, 2009, regarding proposed convertible note offering.

99.3	Risk Factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verigy Ltd.

By:	/s/ Robert J. Nikl
Robert J. Nikl Vice President and Chief Financial Officer

Date: July 8, 2009

Exhibit Index

Exhibit Number	Description
99.1	Text of press release issued by Verigy Ltd. on July 8, 2009, regarding update of certain third quarter 2009 financial information.

99.2	Text of press release issued by Verigy Ltd. on July 8, 2009, regarding proposed convertible note offering.

99.3	Risk Factors.